UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2022 (March 3, 2022)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 E 34th St. #249, New York, NY 10016

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

Effectiveness of Plan of Liquidation

As previously disclosed, on August 31, 2021, Sequential Brands Group, Inc. (“SQBG” or the “Company”) and certain of its subsidiaries (collectively with the Company, the "Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Debtors’ Chapter 11 cases (collectively, the “Chapter 11 Case”) are being jointly administered under the caption, “In re Sequential Brands Group Inc., et al.”

On February 22, 2022, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Plan of Liquidation (the “Plan”). A copy of the Plan and the Confirmation Order were filed on the Company's Form 8-K filed on February 25, 2022.

On March 3, 2022, the Plan became effective upon the satisfaction or waiver of the conditions precedent set forth in the Plan. As a result of the Plan becoming effective, the Company will liquidate, resulting in the cancellation of all its common stock and other equity interests and resulting in no distributions to the holders of such shares and interests. In connection with the liquidation, SQBG expects to file a Form 15 with the Securities and Exchange Commission as soon as practicable to terminate the registration of its common stock. Thereafter, the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended shall be terminated.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.03 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.
By: Drivetrain, LLC, as
Liquidating Trustee

Date: March 9, 2022	By:	/s/ Marc Rosenberg
	Name:	Marc Rosenberg
	Title:	Authorized Signatory